                                                                   EXHIBIT 10.36

                               CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of September 1, 1999, by and among The Keith Companies, Inc., a California corporation, John M. Tettemer & Associates, Ltd., a California corporation, ESI, Engineering Services, Inc. a California corporation (individually and collectively "Borrower"), and Wells Fargo Bank, National Association ("Bank"). Each reference herein to "Borrower" shall mean each and every party, collectively and individually, defined above as a Borrower.


                                    RECITAL
                                    -------

     Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                   ARTICLE I
                                   ---------
                                   THE CREDIT
                                   ----------

     SECTION 1.1.   LINE OF CREDIT.

     (a) Line of Credit.  Subject to the terms and conditions of this Agreement,
         --------------
Bank hereby agrees to make advances to Borrower from time to time (the "Line of Credit"), the proceeds of which up to a maximum outstanding principal balance of $6,000,000.00 shall be used to finance working capital requirements (the "Working Capital Advances", which shall be available until September 3, 2001), and which up to a maximum outstanding principal balance of $3,500,000.00 (less the amount of Lease Obligations) shall be used for equipment purchases ("Equipment Advances", which shall be available until September 3, 2000), provided, however, that the aggregate outstanding principal balance of Working
-----------------
Capital Advances and Equipment Advances shall not at any time exceed $8,500,000.00. Borrower's obligation to repay Working Capital Advances and Equipment Advances shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference. The term "Lease Obligations" means
                                                     -----------------
the aggregate amount of all lease obligations under leases entered into between Bank's equipment leasing affiliate or division as lessor and Borrower as lessee during the period when Equipment Advances are available.

     (b) Borrowing and Repayment.  Borrower may from time to time during the
         -----------------------
term of the Line of Credit with respect to Working Capital Advances borrow, partially or wholly repay its outstanding borrowings, and reborrow, and, with respect to Equipment Advances, borrow, partially or wholly repay its outstanding borrowings, but not reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. As of and after September 3, 2000, (i) no new Equipment Advances shall be available, and (ii) the availability for Working Capital Advances shall be limited to the lesser of (I) $6,000,000.00, or (II) an amount equal to $8,500,000.00 less the outstanding principal balance of Equipment Advances from time to time. Repayments of principal received by Bank shall be applied, prior to September 3, 2000 (unless Bank receives written instructions to the contrary prior to each payment), first to outstanding Working Capital Advances and then to outstanding Equipment Advances, and after September 3, 2000, first to the scheduled installment of the Equipment Advances if such an installment is then due and payable, second to outstanding Working Capital Advances and then as a prepayment of Equipment Advances (subject to the prepayment provisions set forth in the Line of Credit Note).

     (c) Advances.  Each request for an Equipment Advance shall be in writing,
         --------
shall specify the amount and date of the requested advance and shall be accompanied by an invoice or appraisal (as required below) in form and content acceptable to Bank. The principal amount of each Equipment Advance shall not exceed 90% of the purchase price of the applicable equipment (if such equipment is new or has been acquired within 90 days preceding the date of the requested advance) as evidenced by invoice delivered to Bank, or 80% of the value of the applicable equipment (if such equipment is used or has been acquired more than 90 days prior to the date of the requested advance) as evidenced by appraisal delivered to Bank. Working capital advances shall be available in the manner set forth in the Line of Credit Note. Bank is hereby authorized to note the original principal amount of and any payments made on Working capital Advances and equipment Advances on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Agreement or to the Line of Credit Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     SECTION 1.2.  INTEREST/FEES.

     (a)  Interest.   The outstanding principal balance of the Line of Credit
          --------
shall bear interest at the rate of interest set forth in the Line of Credit
Note.

     (b) Computation and Payment.  Interest shall be computed on the basis of a
         -----------------------
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note.

     (c) Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to one-
         ---------------------
eighth percent (0.125%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the first day of each March, June, September and December.

     SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under the Line of Credit by charging Borrower's demand deposit account number 4269-912520 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.4.  COLLATERAL.

     As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank, and shall cause the other Borrowers to grant to Bank, security interests of first priority in all such Borrower's accounts receivable and other rights to payment, general intangibles and equipment.

     All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.


                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. The Keith Companies, Inc. is a corporation, duly organized and existing and in good standing under the laws of the state of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     John M. Tettemer & Associates, Ltd. is a corporation, duly organized and existing and in good standing under the laws of the state of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     ESI, Engineering Services, Inc. is a corporation, duly organized and existing and in good standing under the laws of the state of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated March 31, 1999, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


                                  ARTICLE III
                                  -----------
                                   CONDITIONS
                                   ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel.  All legal matters incidental to the
         ------------------------
extension of credit by Bank shall be satisfactory to Bank's counsel.

     (b) Documentation.  Bank shall have received, in form and substance
         -------------
satisfactory to Bank, each of the following, duly executed:


     (i) This Agreement and the Line of Credit Note.
    (ii) Certificate of Incumbency.
   (iii) Corporate Resolution: Borrowing.
    (iv) Security Agreements: Accounts Receivable and Equipment.
     (v) Third Party Security Agreements
    (vi) UCC Financing Statement.
  (viii) Schedule 1 - UCC Financing Statements.
    (ix) Such other documents as Bank may require under any other Section of this Agreement.

     (c) Financial Condition.  There shall have been no material adverse change,
         -------------------
as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

     (d) Insurance.  Borrower shall have delivered to Bank evidence of insurance
         ---------
coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance.  The representations and warranties contained herein and in
         ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation.  Bank shall have received all additional documents which
         -------------
may be required in connection with such extension of credit.


                                   ARTICLE IV
                                   ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 90 days after and as of the end of each fiscal year, a consolidated copy of 10K report filed with the Securities Exchange Commission, prepared by a certified public accountant acceptable to Bank;

     (b) not later than 45 days after and as of the end of each fiscal quarter, a consolidated copy of 10Q report filed with the Securities Exchange Commission, reviewed by a certified public accountant acceptable to Bank;

     (c) not later than 30 days after and as of the end of each fiscal quarter, a work-in-progress or job status report and an aged listing of accounts receivable;

     (d) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $100,000.00.

     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) Current Ratio not less than 1.30 to 1.0 determined as of the end of each fiscal quarter, with "Current Ratio" defined as total current assets divided by total current liabilities.

     (b) Total Liabilities divided by Tangible Net Worth not greater than 1.75 to 1.0 determined as of the end of each fiscal quarter, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

     (c) Net income after taxes not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.

     (d) EBITDA Coverage Ratio not less than 1.50 to 1.0 determined as of the end of each fiscal quarter on a rolling four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt. "Current maturity of long-term debt" shall not include Working Capital Advances under the Line of Credit notwithstanding the fact that the maturity date thereof may extend more than 1 year beyond the date of computation.

     SECTION 4.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

     SECTION 4.11. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems.
As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.


                                   ARTICLE V
                                   ---------
                               NEGATIVE COVENANTS
                               ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $2,750,000.00.

     SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, (c) leases permitted under Section 5.6 below.

     SECTION 5.4 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.5 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a)any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and (b) loans and advances to, and/or investments in, any Borrower consistent with Borrowers' prior practices.

     SECTION 5.6. LEASE EXPENDITURES. Incur new lease expense in any fiscal year in excess of an aggregate of $1,400,000.00, of which no more than $550,000.00 shall be under vehicle leases.

     SECTION 5.7. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

     SECTION 5.9. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

                                   ARTICLE VI
                                   ----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank, and, if the debt or other liability is owed to a party other than Bank, the amount thereof exceeds $50,000.00.

     (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) The dissolution or liquidation of Borrower; or Borrower, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

     (h) Aram Keith shall for any reason own less than an aggregate of twenty-five percent (25%) of the common stock of Borrower.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:   The Keith Companies, Inc., John M. Tettemer &
                 Associates, Ltd. and ESI, Engineering
                 Services, Inc.
                 2955 Red Hill Avenue
                 Costa Mesa, CA 92626

     BANK:       WELLS FARGO BANK, NATIONAL ASSOCIATION
                 Orange Coast RCBO
                 2030 Main Street, Suite 900
                 Irvine, CA 92614

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents (to a maximum of $2,000.00), Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 7.11 JOINT AND SEVERAL LIABILITY.

     (a) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrower, the availability of the commitments provided for herein benefits each Borrower, and advances made hereunder will inure to the benefit of Borrowers, individually and as a group.

     (b) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may ultimately be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

     (c) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness of Borrowers to Bank arising under or in connection with this Agreement, including without limitation all advances disbursed to any or all Borrowers under the Line of Credit, all interest which accrues thereon and all fees, costs and expenses chargeable to Borrowers hereunder. Each Borrower waives any right to require Bank to (1) proceed against any person, including any other Borrower; (2) proceed against or exhaust any security hold from any Borrower or any other person, or (3) disclose any information about any Borrower. Each Borrower waives any defense against its liability to Bank hereunder based upon (1) any defense of any other Borrower, (2) the cessation or limitation from any cause of any indebtedness of any other Borrower to Bank, (3) the lack of authority of any officer, director, agent or other person acting or purporting to act on behalf of any other Borrower or Guarantor, (4) the release of any security for any indebtedness of any Borrower to Bank, (5) the application of payments received by Bank from any other Borrower to indebtedness of such Borrower to Bank unrelated to the Line of Credit, (6) the release of any other Borrower of any liability to Bank, (7) the compromise or modification with any other Borrower of Bank's claims against such Borrower or of such Borrower's indebtedness to Bank, (8) any breach by any other Borrower of any agreement herein or in the other Loan Documents, (9) the invalidity, unenforceability or illegality of this Agreement or any of other Loan Documents as to any other Borrower, or (10) any election of remedies by Bank which adversely affects, impairs or destroys a Borrower's subrogation rights or rights to proceed against any other Borrower for reimbursement. Each Borrower agrees that it will not seek to exercise any rights of contribution which it may have as a matter of law or otherwise as against the other Borrowers hereunder or under any of the other Loan Documents until all indebtedness arising under or in connection herewith shall have been indefeasibly paid in full, and if by law any right of contribution may not be postponed, then such right shall be subordinate to the rights of Bank under this Agreement and the other Loan Documents. Until all indebtedness arising under or in connection with this Agreement shall have been indefeasibly paid in full, no Borrower shall be subrogated in whole or in part to the rights of Bank, and if by law any Borrower is so subrogated, such right shall be subordinate and junior to the rights of Bank hereunder and under the other Loan Documents until the indefeasible payment of all indebtedness arising under or in connection with this Agreement.

     (d) It is the position of the Borrowers that each Borrower derives significant, substantial and direct benefits from the credit accommodations that have been made available by Bank under this Agreement and from each extension of credit hereunder, regardless of whether such credit is disbursed to a joint account of Borrowers or to or for the account of any Borrower.

     (e) To the extent Borrowers, or any of them, make a payment or payments to Bank, or Bank receives any collateral proceeds, and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrowers or any of them, or to their estate, trustee, receiver or any other party, including without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of the payment or repayment that has been so set aside, the obligation or indebtedness which had been paid, reduced or satisfied by such payment or repayment shall be reinstated and continue in full force and effect as of the date such payment, reduction or satisfaction occurred.

     SECTION 7.12.  ARBITRATION.

     (a) Arbitration.  Upon the demand of any party, any Dispute shall be
         -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) Governing Rules.  Arbitration proceedings shall be administered by the
         ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

     (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
         ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
         --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise (to the extent reasonably practicable, of 10 years or more) in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review.  Notwithstanding anything herein to the contrary, in
         ---------------
any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

     (f) Real Property Collateral; Judicial Reference.  Notwithstanding anything
         --------------------------------------------
herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (g) Miscellaneous.  To the maximum extent practicable, the AAA, the
         -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                      WELLS FARGO BANK,
THE KEITH COMPANIES, INC.             NATIONAL ASSOCIATION

By: GARY C. CAMPANARO                 By: STEPHANIE JUNEAU
    ----------------------                -----------------------------

Title: CFO                            Title: Assistant Vice President
       -------------------                   --------------------------


JOHN M. TETTEMER & ASSOCIATES, LTD.

By: GARY C. CAMPANARO
    ----------------------
Title: CFO
       -------------------

ESI, ENGINEERING SERVICES, INC.

By: GARY C. CAMPANARO
    ----------------------
Title: CFO
       -------------------